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                                                                 Exhibit (l)(27)

                           FORM OF PURCHASE AGREEMENT

     Northern Funds (the "Trust"), a Delaware statutory trust, and Eric K. Schweitzer (the "Purchaser"), hereby agree as follows:

     1. The Trust hereby offers the Purchaser and the Purchaser hereby purchases ten shares of the Short-Intermediate Tax-Exempt Fund (the "Short-Intermediate Tax-Exempt Shares") for $10.00 per share. The Trust hereby acknowledges receipt from the Purchaser of funds in full payment for the Short-Intermediate Tax-Exempt Shares.

     2. The Purchaser represents and warrants to the Trust that the Short-Intermediate Tax-Exempt Shares are being acquired for investment purposes and not with a view to the distribution thereof.

     IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of _______ ___, 2007.

                                        NORTHERN FUNDS


                                        By:
                                            ------------------------------------


                                        ERIC K. SCHWEITZER


                                        By:
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